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                                                                      EXHIBIT 21



                            LIST OF SUBSIDIARIES OF
                         CAPSTEAD MORTGAGE CORPORATION



At December 31, 1996 the subsidiaries of Capstead Mortgage Corporation were as follows:


                                                                STATE OF
                                                                DOMICILE
                                                                --------
PARENT COMPANY
 SUBSIDIARY

Capstead Mortgage Corporation ("CMC")                           Maryland
  Capstead Advisers, Inc.                                       Nevada
  Capstead Capital Corporation                                  Delaware
  Capstead Select Corporation                                   Delaware
  Capstead Securities Corporation I                             Delaware
  Capstead Securities Corporation II                            Delaware
  Capstead Securities Corporation III                           Delaware
  Capstead Securities Corporation IV                            Delaware
  CMC Securities Corporation I                                  Nevada
  CMC Securities Corporation III                                Delaware
  CMC Securities Corporation IV                                 Delaware
  CMC ARM Securities Corporation                                Delaware

  Capstead Inc./(1)/                                            Delaware
    CMC Securities Corporation II/(2)/                          Delaware

  CMC Investment Partnership/(3)/                               Texas




(1)  CMC owns all of the issued and outstanding preferred stock.
(2)  Capstead Inc. owns all the issued and outstanding common stock.
(3) CMC Investment Partnership is a general partnership owned by CMC and Capstead Inc.